                                                                      EXHIBIT 20

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Mar-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                   Class I A-1       Class I A-2     Class I A-3     Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                 4,734,151.61       388,110.00      315,426.67      493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                    342,040.91
      (b) Partial Prepayments Received                               444,524.16
      (c) Principal Payments in Full (Scheduled Balance)           3,729,076.06
      (d) Liquidated Contract Scheduled Balance                            0.00
      (e) Section 3.05 Purchase Scheduled Balance                          0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)           0.00
                                                                  -------------    ------------   -------------   -------------
 Total Principal Distribution                                      4,515,641.13            0.00            0.00            0.00

 (c)  Interest Distribution                                          218,510.48      388,110.00      315,426.67      493,758.60
      Unpaid Interest Shortfall                                            0.00            0.00            0.00            0.00
                                                                  -------------    ------------   -------------   -------------
 Total Interest Distribution                                         218,510.48      388,110.00      315,426.67      493,758.60

 (d)  Beginning Class I A and Class I B Principal Balance         46,204,859.77   76,100,000.00   57,700,000.00   81,895,000.00
      Less: Principal Distribution                                 4,515,641.13            0.00            0.00            0.00
                                                                  -------------    ------------   -------------   -------------
      Remaining Class A and Class B Principal Balance             41,689,218.64   76,100,000.00   57,700,000.00   81,895,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                          333,597.38         (h)         Pool Factor
      Section 8.06 Reimbursement Amount                                    0.00     Class I A-1      0.52373390
      Section 6.02 Reimbursement Amount                               12,729.27     Class I A-2      1.00000000
      Reimburseable Fees                                                   0.00     Class I A-3      1.00000000
                                                                   ------------     Class I A-4      1.00000000
 Total Fees Due Servicer                                             346,326.65     Class I A-5      1.00000000
                                                                                    Class I M-1      1.00000000
                                                                                    Class I B-1      1.00000000
                                                                                    Class I B-2      1.00000000
Information for Clauses (a) through (s), Section 7.01 -
                                                                      Class I A-5     Class I M-1     Class I B-1    Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                     93,881.12       91,241.70       96,664.33      114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                   -------------   -------------   -------------   -------------
 Total Principal Distribution                                               0.00            0.00            0.00            0.00

 (c)  Interest Distribution                                            93,881.12       91,241.70       96,664.33      114,483.25
      Unpaid Interest Shortfall                                             0.00            0.00            0.00            0.00
                                                                   -------------   -------------   -------------   -------------
 Total Interest Distribution                                           93,881.12       91,241.70       96,664.33      114,483.25

 (d)  Beginning Class I A and Class I B Principal Balance          15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00
      Less: Principal Distribution                                          0.00            0.00            0.00            0.00
                                                                   -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance              15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance         Rate
      Section 8.06 Reimbursement Amount                            79,600,000.00         5.6750%
      Section 6.02 Reimbursement Amount                            76,100,000.00         6.1200%
      Reimburseable Fees                                           57,700,000.00         6.5600%
                                                                   81,895,000.00         7.2350%
 Total Fees Due Servicer                                           15,031,000.00         7.4950%
                                                                   14,146,000.00         7.7400%
                                                                   14,146,000.00         8.2000%
                                                                   15,030,623.00         9.1400%
Information for Clauses (a) through (s), Section 7.01 -
 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                   1,812,076.15
 (c)  Interest Distribution                                        2,578,313.77
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                                When
 (d)  Beginning Class I A and Class I B Principal Balance                                   315,737,841.64
      Less: Principal Distribution                                 4,515,641.13            is less than
                                                                                            353,648,623.00
      Remaining Class A and Class B Principal Balance                                                 0.10
                                                                                             35,364,862.30
 (e)  Fees Due Servicer                                                                     We can prepay
      Monthly Servicing Fee                                                         Rate
      Section 8.06 Reimbursement Amount                               Class A-1    5.675%    46,204,859.77     2,622,126
      Section 6.02 Reimbursement Amount                               Class A-2    6.120%    76,100,000.00     4,657,320
      Reimburseable Fees                                              Class A-3    6.560%    57,700,000.00     3,785,120
                                                                      Class A-4    7.235%    81,895,000.00     5,925,103
 Total Fees Due Servicer                                              Class A-5    7.495%    15,031,000.00     1,126,573
                                                                      Class A-6    7.740%    14,146,000.00     1,094,900
                                                                      Class B-1    8.200%    14,146,000.00     1,159,972
                                                                      Class B-2    9.140%    15,030,623.00     1,373,799

                                                                                            320,253,482.77    21,744,914     6.79%

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Mar-06

                                                                    Unpaid                                                 Unpaid
                                                  No. of           Principal       Delinquency as of          No. of      Principal
 (f)  Delinquency as of the Due Period           Contracts          Balance        Calendar Month End        Contracts     Balance

      31-59 Days Delinquent                        289             11,802,340      31-59 Days Delinquent        170       6,793,877
      60-89 Days Delinquent                         86              3,725,509      60-89 Days Delinquent         64       2,876,457
      90+ Days Delinquent                           90              4,073,373      90+ Days Delinquent           75       3,538,020

      3-Month Avg Thirty-Day Delinquency Ratio  5.66%                              3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio   2.14%                                Delinquency Ratio                         3.80%
                                                                                   3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                           0.00        Delinquency Ratio                         1.68%

 (i)  Class R Distribution Amount                                  766,237.62        Acquisition Loss Amount
      Reposession Profits                                                0.00
                                                                                   Current Month Acquisition Loss Amount     (2,385)
 (j)  Principal Balance of Contracts in Repossession             1,519,577.49      Cumulative Acquisition Loss Amount       181,021

 (k)  Aggregate Net Liquidation Losses                                   0.00

 (l)  (x) Class B-2 Formula Distribution Amount                    114,483.25
      (y) Remaining Amount Available                               880,720.87
                                                                  -----------
      Amount of (x) over (y)                                             0.00

 (m)  Class B-2 Liquidation Loss Amount                                  0.00

 (n)  Guarantee Payment                                                  0.00

 (o)  Unadvanced Shortfalls                                              0.00

                                                       No.      $
 (p)  Units repossessed                                23          894,588.07

 (q)  Principal Prepayments paid                                 4,173,600.22

 (r)  Scheduled Principal Payments                                 342,040.91

 (s)  Weighted Average Interest Rate                                    11.28%

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Mar-06

                     Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt      7,146,859.20
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st  526,673.77

(ii)  Monthly Advance made                                                  0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                   9,981.73
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st               673.46

(v)   Principal due Holders                                                 0.00
Less:

(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                     229,994.07
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                13,912.54


(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                  0.00
   (iii) Monthly Servicing Fee                                        333,597.38
   (iv)  Reimburseable Liquidation Expenses                            12,729.27
   (v)   Section 6.04 (c) reimbursement                                     0.00
   (vi)  Section 8.06 reimbursement                                         0.00
   (vii) Amounts not required to be deposited-SubServicer-21st              0.00

Total Due Servicer                                                    346,326.65

Available Distrubution Amount-Vanderbilt                            6,580,520.21
Available Distrubution Amount-SubServicer-21st                        513,434.69

To Class A and B                                                    6,327,717.28

Monthly Excess Cashflow                                               766,237.62

Weighted Average Remaining Term (months)                                  247.00

      Scheduled Balance Computation

      Prior Month Balance                                         320,253,482.77

      Current Balance                         315,835,814.71
        Adv Principal                              48,181.16
        Del Principal                             146,154.23
      Pool Scheduled Balance                                      315,737,841.64

      Principal Payments in Full                3,729,076.06
      Partial Prepayments                         444,524.16

      Scheduled Principal                         342,040.91

      Collateral Balance                                          315,835,814.71